UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2008

Bookham, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2584 Junction Avenue, San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 29, 2008, Dr. Stephen Turley resigned as Bookham, Inc.’s (“the Registrant”) Executive Vice President, HPL and VCSEL Business Unit and Corporate Business Development, effective as of April 30, 2008. Pursuant to arrangements approved by the Compensation Committee of the Registrant’s Board of Directors, Dr. Turley will receive, in lieu of any advance notice, termination or severance payments to which Dr. Turley may otherwise be entitled, an aggregate payment of approximately $423,769 consisting of (i) severance pay equal to 14 months of Dr. Turley’s base salary, (ii) accrued vacation through the effective date of his resignation, (iii) certain reimbursement costs and (iv) payments covering his benefits, pension and car allowance for an equivalent of four months.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: May 5, 2008	By:	/s/ Stephen Abely
Stephen Abely
Chief Financial Officer